Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR SECOND QUARTER 2010

Second quarter 2010 revenue increased 21%, operating income increased 157%

Second quarter earnings per share from continuing operations increased to $0.81 from $0.27

Hoffman Estates, Ill. (August 4, 2010) – Career Education Corporation (NASDAQ: CECO) today reported total revenue of $527.9 million, and net income of $64.3 million, or $0.80 per diluted share, for the second quarter of 2010 compared to total revenue of $437.7 million and net income of $6.5 million, or $0.07 per diluted share, for the second quarter of 2009.

“I am pleased with our solid performance in the second quarter, including our continued investment in quality-driven initiatives such as the expansion of student advisory resources,” said Gary E. McCullough, President and Chief Executive Officer. “During this period of potential change in our sector, Career Education employees have remained focused on ensuring quality student experiences and outcomes so that we may achieve our long-term goals.”

CONSOLIDATED RESULTS

Three Months Ended June 30, 2010

•	Total revenue was $527.9 million for the second quarter of 2010, a 20.6 percent increase from $437.7 million for the second quarter of 2009.

•

Operating income was $95.4 million for the second quarter of 2010, versus operating income of $37.1 million for the second quarter of 2009. The operating margin was 18.1 percent for the second quarter of 2010, as compared to an operating margin of 8.5 percent for the second quarter of 2009.

•

Income from continuing operations for the three months ended June 30, 2010, was $65.2 million, or $0.81 per diluted share, compared to $23.6 million, or $0.27 per diluted share, for the three months ended June 30, 2009.

Six Months Ended June 30, 2010

•	Total revenue was $1,057.6 million for the six months ended June 30, 2010, compared to $870.5 million for the six months ended June 30, 2009.

•

Operating income increased to $183.5 million for the six months ended June 30, 2010, from $88.3 million for the six months ended June 30, 2009. The operating margin increased to 17.3 percent for the six months ended June 30, 2010, from 10.1 percent for the six months ended June 30, 2009. Operating income for the six months ended June 30, 2010 included a $3.7 million pretax lease termination charge related to our existing real estate space for our campus support center, as well as pretax expense of $8.1 million for the increase in the allowance for doubtful accounts associated with certain extended payment plan programs.

•

Income from continuing operations for the six months ended June 30, 2010, was $121.1 million, or $1.48 per diluted share, compared to $57.5 million, or $0.64 per diluted share, for the six months ended June 30, 2009.

CEC ANNOUNCES 2Q10 RESULTS …PG 2

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

•

Cash provided by operating activities was $47.9 million for the six months ended June 30, 2010, compared to cash provided by operating activities of $51.7 million for the six months ended June 30, 2009. Included in the year to date 2010 operating cash flow is a $30 million increase in working capital due to the timing of Title IV receipts. This timing will reverse in the third quarter 2010.

•

Capital expenditures increased to $43.2 million for the six months ended June 30, 2010, from $30.1 million for the six months ended June 30, 2009. Capital expenditures represented 4.1 percent of total revenue from continuing and discontinued operations for the six months ended June 30, 2010 and 3.4 percent for the six months ended June 30, 2009.

Financial Position

•	As of June 30, 2010 and December 31, 2009, cash and cash equivalents and short-term investments totaled $312.7 million and $484.9 million, respectively.

•	Days sales outstanding (DSO) were 17 days as of June 30, 2010, compared to 16 days as of June 30, 2009.

Stock Repurchase Program

During the three months ended June 30, 2010, the Company repurchased approximately 2.1 million shares of its common stock for approximately $65.3 million at an average price of $31.57 per share. During the six months ended June 30, 2010, the Company repurchased approximately 5.4 million shares of its common stock for approximately $155.0 million at an average price of $28.56 per share.

As of June 30, 2010, approximately $290.5 million was available under the Company’s authorized stock repurchase program to repurchase outstanding shares of its common stock. Stock repurchases under this program may be made on the open market or in privately negotiated transactions from time to time, depending on various factors, including market conditions and corporate and regulatory requirements.

CEC ANNOUNCES 2Q10 RESULTS …PG 3

STUDENT POPULATION AND NEW STUDENT STARTS

Student Population

Total student population by reportable segment as of June 30, 2010 and 2009, was as follows:

	As of June 30,		% Change 2010 vs. 2009
	2010	2009
Student Population
University	61,000	51,800	18%
Health Education	28,600	21,900	31%
Culinary Arts	12,100	9,000	34%
International	2,800	2,500	12%
Transitional Schools	5	100	NM

Total Student Population	104,505	85,300	23%

New Student Starts

New student starts by reportable segment during the second quarter of 2010 and 2009, were as follows:

	For the Three Months Ended June 30,		% Change 2010 vs. 2009
	2010	2009
New Student Starts
University	16,840	15,200	11%
Health Education	8,450	6,380	32%
Culinary Arts	3,150	2,600	21%
International	380	280	36%
Transitional Schools	—	—	N/A

Total New Student Starts	28,820	24,460	18%

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Thursday, August 5, 2010 at 11:00 a.m. Eastern time. Interested parties can access the live webcast of the conference call at www.careered.com. Participants can also listen to the conference call by dialing 800-580-9478 (domestic) or 630-691-2769 (international) and citing code 27437970. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com. A replay of the call will also be available for seven days by calling 888-843-8996 (domestic) or 630-652-3044 (international) and citing code 27437970.

CEC ANNOUNCES 2Q10 RESULTS …PG 4

ABOUT CAREER EDUCATION CORPORATION

The colleges, schools and universities that are part of the Career Education Corporation (“CEC”) family offer high-quality education to a diverse student population of over 104,000 students across the world in a variety of career-oriented disciplines. The more than 90 campuses that serve these students are located throughout the U.S. and in France, Italy, the United Kingdom and Monaco, and offer doctoral, master’s, bachelor’s and associate degrees and diploma and certificate programs. Approximately 44% of our students attend the web-based virtual campuses of American InterContinental University, Colorado Technical University, International Academy of Design & Technology and Le Cordon Bleu College of Culinary Arts.

CEC is an industry leader whose brands are recognized globally. Those brands include, among others, American InterContinental University (“AIU”); Brooks Institute; Colorado Technical University (“CTU”); Harrington College of Design; INSEEC Group (“INSEEC”) Schools, including the International University of Monaco (“IUM”); International Academy of Design & Technology (“IADT”); Istituto Marangoni; Le Cordon Bleu North America (“LCB”); and Sanford-Brown Institutes and Colleges. Through our schools, CEC is committed to providing high-quality education, enabling students to graduate and pursue rewarding careers.

For more information, see CEC’s website at www.careered.com. The website includes a detailed listing of individual campus locations and web links to CEC’s colleges, schools, and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” “potential” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, cash flows, performance, business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: availability of Title IV and other student financial aid or loans for our students; Congress’ willingness or ability to maintain or increase funding for Title IV programs; the outcome of the U.S. Department of Education’s current rulemaking process addressing gainful employment and other issues that may significantly impact our operations or profitability; potential higher bad debt expense or reduced revenue associated with requiring students to pay more of their educational expenses while in school or with directly providing extended payment plans to our students; increased competition; the effectiveness of our regulatory compliance efforts; impairment of goodwill and other intangible assets as we continue to redefine the company and manage our brands and marketing to improve effectiveness and reduce costs; charges and expenses associated with exiting excess facility space; our ability to comply with accrediting agency requirements or obtain accrediting agency approvals for existing or new programs; the outcome of any reviews and audits conducted by accrediting, state and federal agencies; our dependence on information technology systems; our ownership or use of intellectual property; costs and impacts of regulatory, legal and administrative actions, proceedings and investigations, governmental regulations, and class action and other lawsuits; our ability to manage and continue growth; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2009, our Quarterly Reports on Form 10-Q for the most recent fiscal quarters, and from time to time in our current reports filed with the Securities and Exchange Commission.

###

CEC ANNOUNCES 2Q10 RESULTS …PG 5

CONTACT

Investors:	Jason Friesen
Senior Vice President of Finance, Investor Relations and Treasurer
(847) 585-3899

Media:	Jeff Leshay
Senior Vice President, Public Relations and Corporate Communications
(847) 585-2005

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$150,326	$284,473
Short-term investments	162,361	200,379

Total cash and cash equivalents and short-term investments	312,687	484,852

Student receivables, net	74,796	57,823
Receivables, other, net	7,219	5,256
Prepaid expenses	43,879	41,090
Inventories	12,468	11,271
Deferred income tax assets, net	12,982	12,983
Other current assets	5,902	9,442
Assets of discontinued operations	5,208	6,118

Total current assets	475,141	628,835

NON-CURRENT ASSETS:
Property and equipment, net	309,902	306,279
Goodwill	378,732	377,515
Intangible assets, net	179,821	178,520
Assets of discontinued operations	23,556	24,401
Student receivables, net	19,861	21,455
Deferred income tax assets, net	4,207	3,659
Other assets, net	23,564	23,178

TOTAL ASSETS	$1,414,784	$1,563,842

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of capital lease obligations	$739	$880
Accounts payable	48,732	51,108
Accrued expenses:
Payroll and related benefits	59,076	88,439
Advertising and production costs	24,839	21,436
Income taxes	12,927	17,849
Earnout payments	21,591	18,009
Other	47,201	46,182
Deferred tuition revenue	137,691	184,411
Liabilities of discontinued operations	14,903	13,695

Total current liabilities	367,699	442,009

NON-CURRENT LIABILITIES:
Capital lease obligations, net of current maturities	1,348	2,262
Deferred rent obligations	91,036	91,725
Liabilities of discontinued operations	50,538	62,997
Earnout payments	11,641	23,680
Other liabilities	15,251	19,124

Total non-current liabilities	169,814	199,788

SHARE-BASED AWARDS SUBJECT TO REDEMPTION	164	521

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	964	954
Additional paid-in capital	256,928	244,992
Accumulated other comprehensive income	(10,734)	8,408
Retained earnings	1,008,955	889,057
Cost of shares in treasury	(379,006)	(221,887)

Total stockholders’ equity	877,107	921,524

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,414,784	$1,563,842

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and percentages)

	For the Three Months Ended June 30, (1)
	2010	% of Revenue	2009	% of Revenue
REVENUE:
Tuition and registration fees	$509,256	96.5%	$420,601	96.1%
Other	18,616	3.5%	17,072	3.9%

Total revenue	527,872		437,673

OPERATING EXPENSES:
Educational services and facilities	158,018	29.9%	148,461	33.9%
General and administrative	257,266	48.7%	235,734	53.9%
Depreciation and amortization	17,217	3.3%	16,390	3.7%

Total operating expenses	432,501	81.9%	400,585	91.5%

Operating income	95,371	18.1%	37,088	8.5%

OTHER (EXPENSE) INCOME:
Interest income	253	0.0%	484	0.1%
Interest expense	(32)	0.0%	(12)	0.0%
Miscellaneous expense	(991)	-0.2%	(729)	-0.2%

Total other (expense) income	(770)	-0.2%	(257)	-0.1%

PRETAX INCOME	94,601	17.9%	36,831	8.4%
Provision for income taxes	29,430	5.6%	13,258	3.0%

INCOME FROM CONTINUING OPERATIONS	65,171	12.3%	23,573	5.4%

Loss from discontinued operations, net of tax	(853)	-0.2%	(17,083)	-3.9%

NET INCOME	$64,318	12.2%	$6,490	1.5%

NET INCOME (LOSS) PER SHARE – DILUTED:
Income from continuing operations	$0.81		$0.27
Loss from discontinued operations	(0.01)		(0.20)

Net income per share	$0.80		$0.07

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	80,459		87,833

(1)	Prior period financial results have been reclassified for those campuses previously taught out or sold. They are now reflected as a component of Discontinued Operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and percentages)

	For the Six Months Ended June 30, (1)
	2010	% of Revenue	2009	% of Revenue
REVENUE:
Tuition and registration fees	$1,019,009	96.4%	$836,275	96.1%
Other	38,545	3.6%	34,261	3.9%

Total revenue	1,057,554		870,536

OPERATING EXPENSES:
Educational services and facilities	318,315	30.1%	295,077	33.9%
General and administrative	521,794	49.3%	454,631	52.2%
Depreciation and amortization	33,970	3.2%	32,491	3.7%

Total operating expenses	874,079	82.7%	782,199	89.9%

Operating income	183,475	17.3%	88,337	10.1%

OTHER (EXPENSE) INCOME:
Interest income	500	0.0%	1,642	0.2%
Interest expense	(45)	0.0%	(22)	0.0%
Miscellaneous expense	(1,266)	-0.1%	(766)	-0.1%

Total other (expense) income	(811)	-0.1%	854	0.1%

PRETAX INCOME	182,664	17.3%	89,191	10.2%
Provision for income taxes	61,538	5.8%	31,725	3.6%

INCOME FROM CONTINUING OPERATIONS	121,126	11.5%	57,466	6.6%

Loss from discontinued operations, net of tax	(1,586)	-0.1%	(27,719)	-3.2%

NET INCOME	$119,540	11.3%	$29,747	3.4%

NET INCOME (LOSS) PER SHARE – DILUTED:
Income from continuing operations	$1.48		$0.64
Loss from discontinued operations	(0.02)		(0.31)

Net income per share	$1.46		$0.33

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	81,887		90,073

(1)	Prior period financial results have been reclassified for those campuses previously taught out or sold. They are now reflected as a component of Discontinued Operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Six Months Ended
	June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$119,540	$29,747
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	33,970	33,695
Bad debt expense	45,569	24,842
Compensation expense related to share-based awards	10,034	10,020
(Gain)/loss on disposition of property and equipment	(474)	1,086
Changes in operating assets and liabilities	(160,774)	(47,686)

Net cash provided by operating activities	47,865	51,704

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(172,569)	(263,758)
Sales of available-for-sale investments	210,460	378,954
Purchases of property and equipment	(43,156)	(30,136)
Earnout payments	(8,457)	—
Business acquisition, net of acquired cash	(6,194)	—
Other	(5)	(322)

Net cash (used in) provided by investing activities	(19,921)	84,738

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(154,913)	(140,330)
Issuance of common stock	1,718	1,058
Tax benefit associated with stock option exercises	195	23
Payment of assumed loans upon business acquisition	(4,279)	—
Payments of capital lease obligations	(450)	1,249

Net cash used in financing activities	(157,729)	(138,000)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	(4,960)	559

NET DECREASE IN CASH AND CASH EQUIVALENTS	(134,745)	(999)
DISCONTINUED OPERATIONS CASH ACTIVITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations, beginning of the period	599	2,004
Less: Cash balance of discontinued operations, end of the period	1	1,610
CASH AND CASH EQUIVALENTS, beginning of the period	284,473	242,854

CASH AND CASH EQUIVALENTS, end of the period	$150,326	$242,249

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollars in thousands)

	For the Three Months Ended June 30, (1)
	2010	2009
REVENUE:
University (2)	$297,107	$250,079
Health Education (2)	107,971	86,390
Culinary Arts	92,822	74,242
International	29,979	26,277
Transitional Schools	132	823

Subtotal	528,011	437,811
Corporate and other	(139)	(138)

Total revenue	$527,872	$437,673

OPERATING INCOME (LOSS): (3)
University (2)	$79,463	$45,880
Health Education (2)	11,606	7,224
Culinary Arts	12,395	(3,098)
International	2,997	3,083
Transitional Schools	(1,440)	(1,350)

Subtotal	105,021	51,739
Corporate and other	(9,650)	(14,651)

Total operating income	$95,371	$37,088

OPERATING MARGIN (LOSS):
University	26.7%	18.3%
Health Education	10.7%	8.4%
Culinary Arts	13.4%	-4.2%
International	10.0%	11.7%
Transitional Schools	NM	NM

(1)	Prior period financial results have been reclassified for those campuses previously taught out or sold. They are now reflected as a component of Discontinued Operations.

(2)	Prior period financial results have been reclassified to account for the realignment of our International Academy of Design and Technology (IADT) schools, Harrington College of Design, Collins College and Brooks Institute into the University SBU. Briarcliffe College and Brown College shifted into the Health Education SBU.

(3)	Prior period financial results have been revised to account for a change in the allocation of shared service costs. Previously, shared service costs were allocated to our SBUs as a percentage of revenue. Improved data and analytical capabilities have allowed us to now allocate shared service costs based upon usage and consumption factors.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollars in thousands)

	For the Six Months Ended June 30, (1)
	2010	2009
REVENUE:
University (2)	$587,771	$489,018
Health Education (2)	211,835	169,487
Culinary Arts	185,576	149,524
International	72,317	60,786
Transitional Schools	389	1,920

Subtotal	1,057,888	870,735
Corporate and other	(334)	(199)

Total revenue	$1,057,554	$870,536

OPERATING INCOME (LOSS): (3)
University (2)	$148,171	$88,368
Health Education (2)	22,614	17,022
Culinary Arts	20,600	(4,248)
International	16,429	14,448
Transitional Schools	(2,848)	(2,666)

Subtotal	204,966	112,924
Corporate and other	(21,491)	(24,587)

Total operating income	$183,475	$88,337

OPERATING MARGIN (LOSS):
University	25.2%	18.1%
Health Education	10.7%	10.0%
Culinary Arts	11.1%	-2.8%
International	22.7%	23.8%
Transitional Schools	NM	NM

(1)	Prior period financial results have been reclassified for those campuses previously taught out or sold. They are now reflected as a component of Discontinued Operations.

(2)	Prior period financial results have been reclassified to account for the realignment of our International Academy of Design and Technology (IADT) schools, Harrington College of Design, Collins College and Brooks Institute into the University SBU. Briarcliffe College and Brown College shifted into the Health Education SBU.

(3)	Prior period financial results have been revised to account for a change in the allocation of shared service costs. Previously, shared service costs were allocated to our SBUs as a percentage of revenue. Improved data and analytical capabilities have allowed us to now allocate shared service costs based upon usage and consumption factors.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

SELECTED UNIVERSITY SEGMENT INFORMATION

(Dollars in thousands)

	For the Three Months Ended June 30, (1)		For the Six Months Ended June 30, (1)
	2010	2009	2010	2009
REVENUE:
AIU	$120,037	$104,199	$236,815	$202,092
CTU	114,769	87,121	225,768	170,252
Art & Design	62,301	58,759	125,188	116,674

Total University	$297,107	$250,079	$587,771	$489,018

OPERATING INCOME:
AIU	$40,004	$25,196	$72,802	$45,809
CTU	32,458	16,544	61,864	32,980
Art & Design	7,001	4,140	13,505	9,579

Total University	$79,463	$45,880	$148,171	$88,368

OPERATING MARGIN:
AIU	33.3%	24.2%	30.7%	22.7%
CTU	28.3%	19.0%	27.4%	19.4%
Art & Design	11.2%	7.0%	10.8%	8.2%
Total University	26.7%	18.3%	25.2%	18.1%

	As of June 30,
STUDENT POPULATION:	2010	2009
AIU	20,400	17,900
CTU	29,000	22,900
Art & Design	11,600	11,000

Total University	61,000	51,800

	For the Three Months Ended June 30,
NEW STUDENT STARTS:	2010	2009
AIU	5,670	4,990
CTU	9,480	7,550
Art & Design	1,690	2,660

Total University	16,840	15,200

(1)	Prior period results have been reclassified to account for the realignment of our International Academy of Design and Technology (IADT) schools, Harrington College of Design, Collins College and Brooks Institute into the University SBU. Briarcliffe College and Brown College shifted into the Health Education SBU.